SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  April 7, 2000
                        Commission File Number:  0-17020


                             Sensar Corporation
             (Exact Name of Registrant as Specified in its Charter)


                 Nevada                              87-0429944
     (State or other jurisdiction of               (IRS Employer
     incorporation or organization)               Identification No.)


          50 West Broadway, Suite 501
              Salt Lake City, Utah                     84101
     (Address of Principal Executive Offices)        (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                              (801)  350-0587


                                  N/A
(Former name, former address, and formal fiscal year, if changed since last report)



                              ITEM 5.  OTHER EVENTS

     Sensar Corporation issued the following press release on April 7, 2000.

     Salt Lake City-April 7, 2000-Sensar Corporation (NASDAQ: SCII) announced today that it had filed with the Securities and Exchange Commission a Registration Statement relating to the proposed merger with Net2Wireless.

     Sensar proposes to issue 18,295,060 shares of common stock to the holders of equity interests in Net2Wireless and 1,000,000 shares of common stock to certain individuals involved in introducing Sensar and Net2Wireless. In addition, Sensar will grant options and warrants to acquire up to 14,766,649 shares of common stock to the holders of similar options and warrants to acquire shares of Net2Wireless stock. As a result of these actions, the current stockholders of Net2Wireless will own approximately 65% of the combined company, and hold the right to acquire an additional 12% on the exercise of options, while the current stockholders of Sensar will own approximately 32%, subject to reduction if the options held by the Net2Wireless stockholders are exercised. Immediately prior to the merger, the domicile of Sensar will be moved from Nevada to Delaware and the name of Sensar will be changed to "Net2Wireless Corporation."

     Essentially, the business of Net2Wireless will become the business of the public company. On March 21, 2000, Net2Wireless raised $29 million by way of a private placement. In addition, Sensar had, as of March 31, 2000, approximately $6 million of cash and notes receivable. Subsequent to the merger, the company will have cash of approximately $35 million (less the cash used to fund expenses since December 31, 1999), the wireless technology, the technical and management expertise of Net2Wireless, and the ongoing Net2Wireless contracts. There will be 28,186,060 shares outstanding, with options to acquire an additional 14,875,649 shares at a weighted average exercise price of $2.03 per share.

     The information contained in the Registration Statement filed may be changed. Sensar Corporation may not issue the securities or complete the merger until the Registration Statement filed with the Securities and Exchange Commission is effective and Sensar shareholders have approved the transaction. This statement is not an offer to sell securities and is not a solicitation of an offer to buy securities.

     The press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Those forward-looking statements are not based on historical facts but they reflect Sensar's and Net2Wireless' current expectations concerning future results and events. Generally, the statements describe the objectives, plans, or goals of the companies. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results or the performance or achievement of such goals to differ from those anticipated by these statements. In addition to those risk factors specifically addressed, there may be other factors that have not been considered by Sensar and/or Net2Wireless or that are not currently considered to be significant, that may in fact turn out to be material and cause actual results to differ substantially from the forward looking statements. Stockholders should be aware that such forward looking statements are not intended to be accurate predictions of the future and that actual results will differ, either based on one or more of the factors specifically discussed or on other factors or influences that may develop in the future.



                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 10, 2000             SENSAR CORPORATION


                                   By  /s/ Howard S. Landa
                                     Howard S. Landa, Chairman of the Board
                                     (Chief Executive Officer and
                                     Principal Financial and Accounting Officer)